Exhibit 23.5

MILLER AND LENTS, LTD.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to our firm name and our report on the estimates of proved reserves of natural gas, oil and natural gas liquids of Maverick Oil and Gas, Inc. as of August 31, 2005 contained in the Registration Statement on Form S-1 (Registration No. 333-131913).

MILLER AND LENTS, LTD.

By: /s/ Stephen M. Hamburg
Stephen M. Hamburg,
Vice President

Houston, Texas

March 31, 2005